UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 20, 2012
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information required by this item is contained in Item 4.02 of this report and is incorporated herein by reference.

Item 4.02(a)    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or
Completed Interim Review
On January 20, 2012, the Audit Committee of the board of directors of Enterprise Financial Services Corp (the “Company”) and management of the Company concluded that the Company's financial statements, report on internal controls and the reports thereon of Deloitte & Touche LLP, the Company's independent registered public accounting firm, included in its Annual Report on Form 10-K as of and for the year ended December 31, 2010 and the interim financial statements included in its Quarterly Reports on Form 10-Q as of and for each of the periods ended March 31, June 30, and September 30, for 2010 and 2011, respectively, should no longer be relied upon.
While recently converting to a new system that calculates the effective yield on loans covered under loss share agreements with the Federal Deposit Insurance Corporation (the “FDIC”), the Company discovered a mechanical error in its process used to record income on these loans during the periods noted above. The error affects income reported on all loans acquired in FDIC assisted transactions. As a result of the error, the Company overstated income during these periods. The Audit Committee has discussed the matters mentioned herein with Deloitte & Touche LLP. The Company intends to restate its financial statements for the year ended December 31, 2010 and for the quarters ended March 31, June 30, and September 30, for 2010 and 2011, respectively (the “Restatement”).
As of the date of this filing and based on its initial estimates, the Company expects that the Restatement will result in a reduction in diluted earnings per share for 2010 from $0.45 per share to between $0.20 per share and $0.25 per share after adjusting for taxes.
For the nine months ended September 30, 2011, the Company had previously reported net income of $24.8 million or $1.46 diluted earnings per share. As of the date of this filing and based on its initial estimates, the Company expects that diluted earnings per share for the first nine months of 2011 will be between $0.98 and $1.15. Based on such estimates, the Company expects to earn diluted earnings per share of between $1.20 and $1.35 for the year ended December 31, 2011 after the Restatement.
The Company expects that after the Restatement, both the Company and its principal subsidiary, Enterprise Bank & Trust, will still be considered “well capitalized” under all regulatory definitions.
On January 25, 2012, the Company issued a press release announcing its intention to restate its financial statements for the periods described above. This press release is attached as Exhibit 99.1 to this report.
We caution you that, whether or not expressly stated, all measures of results of operations and financial condition contained in this press release are preliminary and reflect only our expected results of operations and financial condition as of and for the respective periods referenced following the Restatement. Actual reported results of operations and financial condition as a result of the Restatement may vary from those expectations due to a number of factors, including additional or revised information or subsequent events.
Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “will,” “likely,” “anticipate,” “estimate,” “expect” and “intend” and variations of such words and similar expressions to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Annual Report on Form 10-K for the year ended December 31, 2010 and in its Quarterly Reports on Form 10-Q filed subsequent thereto. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans
As a result of the matters described in Item 4.02 of this Current Report on Form 8-K, the Company has decided to suspend temporarily participation in its Amended and Restated 2002 Stock Incentive Plan, Stock Plan for Non-Management Directors, and the EFSC Common Stock Fund of the EFSC Incentive Savings Plan, effective immediately, because the Form S-8 registration statements covering the shares of common stock issuable under those plans incorporate one or more previously issued financial statements that will be restated. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, the Company is transmitting a notice of blackout to members of its Board of Directors and its executive officers. The Company is also providing notice of this action to its other employees. The notice provided to the members of the Company's Board of Directors and its executive officers is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure
The Company will not be releasing its fourth quarter and annual results for 2011 or have its quarterly earnings conference call this Thursday, January 26, 2012. A rescheduled date will be announced in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	January 25, 2012	By:	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller